Exhibit 99.1

CONSENT OF

SHAREHOLDERS OF

VINTAGE WINE ESTATES, INC.

DATE:            , 2021

The undersigned, being shareholders (each, a “Shareholder” and, collectively, the “Shareholders”) of VINTAGE WINE ESTATES, INC., a California corporation (the “Corporation”), do hereby consent to adoption of the recitals and resolutions set forth below and to the actions authorized below by signing counterparts of this written consent in lieu of a meeting of the Shareholders in accordance with the Bylaws of the Corporation and the California General Corporation Law and do hereby agree that such recitals, resolutions and actions shall have the same force and effect as if adopted at and taken pursuant to a duly called and lawfully held meeting of the Shareholders:

Approval of Transaction Agreement, Transactions and Related Matters:

WHEREAS:

the capital stock of the Corporation authorized by the Amended and Restated Articles of Incorporation of the Corporation (the “A&R Articles”) consists of 10,000,000 shares of Series A Stock and 10,000,000 shares of Series B Stock (collectively, “Company Common Stock”);

WHEREAS:

the Board has reviewed carefully, considered in detail, discussed with the management of the Corporation and the Corporation’s advisors, and unanimously approved the approval, adoption, authorization and ratification of the form, terms, conditions and provisions of (i) the Transaction Agreement dated February 3, 2021, among Bespoke Capital Acquisition Corp., a special purpose acquisition corporation incorporated under the laws of the Province of British Columbia (which will become Vintage Wine Estates, Inc., a Nevada corporation (“Parent”), upon consummation of the Transactions (as defined below)), VWE Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Corporation, among other parties (the “Transaction Agreement,” with the transactions contemplated by the Transaction Agreement being the “Transactions”), and (ii) the ancillary agreements, instruments and other documents contemplated under and attached to the Transaction Agreement (collectively and including the Transaction Agreement, the “Merger Documents”), with entry into the Merger Documents and performance of the transactions contemplated by the Merger Documents (including entry into the Transaction Agreement and performance of the Transactions thereunder, including, but not limited to, the merger of Merger Sub and the Corporation, with the Corporation surviving the merger as a wholly owned subsidiary of Parent (the “Merger”)) being the “Merger Transactions”;

WHEREAS:

in connection with the Merger Transactions, drafts of the Merger Documents have been provided to, reviewed carefully, and considered in detail by the Board, and the Board has consulted with management and the Corporation’s financial and legal advisors with respect to them;

WHEREAS:

the Board has acknowledged that, pursuant to the Merger Documents, Shareholders may be entitled to receive (a) Parent common stock, (b) cash, or (c) a combination of Parent common stock and cash, as further set forth in the Merger Documents (collectively, the “Transaction Consideration”);

WHEREAS:

the Board has acknowledged that Section 2 of the A&R Articles grants the holder of the Corporation’s Series B Stock, without par value (the “Series B Stock” and such holder, the “Series B Holder”), a Series B Bullet Payment (inclusive of the concept of the Target Return (each as defined in the A&R Articles)) in the event of a Deemed Liquidation Event (also as defined in the A&R Articles);

WHEREAS:	the Merger is a Deemed Liquidation Event (as defined in the A&R Articles);

WHEREAS:

the Board has determined that it is advisable and in the best interest of the Corporation and the Shareholders that any Merger Consideration paid pursuant to the Merger Documents shall be distributed consistent with the rights and preferences of the Series B Holder as set forth in the A&R Articles (the “Liquidation Preferences”) and has recommended that the Shareholders acknowledge, agree, approve and adopt the Liquidation Preferences;

WHEREAS:

the Board has determined that it is advisable and in the best interest of the Corporation and the Shareholders that, pursuant to the A&R Articles, if a calculation of the proceeds paid to the Series B Holder pursuant to the Transaction Agreement does not meet the Target Return, then the Series B Holder shall be entitled to a pro-rata true-up from each Shareholder’s pro-rata portion of the Transaction Consideration until the Series B Holder has achieved the Target Return set forth in the A&R Articles (the “Shareholder True-Up”) and has recommended that the Shareholders acknowledge, agree, approve and adopt the Shareholder True-Up;

WHEREAS:	the Board has acknowledged that if the Shareholders fail to acknowledge, agree, approve and adopt the Shareholder True-Up and Liquidation Preferences, then the Merger Transactions shall not occur;

WHEREAS:

the written consent of (i) the Roney Investors, the Rudd Investors and TGAM, each as defined in the Investor Rights Agreement referred to below and each of whom has agreed to vote his or its Company Shares (as defined in the Company Support Agreement (as defined below)) in favor of the Merger Transactions pursuant to the Company Support Agreement, and (ii) Shareholders holding a majority of the outstanding shares of each of the Series A Stock and of the Series B Stock, each voting as a separate class, is each a condition to the consummation of the Merger Transactions, and, if such conditions are not satisfied, then the Merger Transactions will not be consummated;

WHEREAS:

the Board has considered the terms of the Merger Documents (including the Transaction Agreement), including the Merger Transactions (including the Merger), and has unanimously determined that the Merger Documents (including the Transaction Agreement), the Merger Transactions (including the Merger), and such other transactions (if any) as may be contemplated by the Transaction Agreement, are advisable, fair to and in the best interests of the Corporation and the Shareholders, and the Board has recommended that the Shareholders ratify, authorize, approve, and adopt the Merger Documents (including the Transaction Agreement) and the Merger Transactions (including the Merger) and such other transactions as may be contemplated by the Transaction Agreement;

WHEREAS:	the Board has considered the Liquidation Preferences and the Shareholder True-Up and has unanimously determined that the Liquidation Preferences and the Shareholder

True-Up are advisable, fair to and in the best interests of the Corporation and the Shareholders and has recommended that the Shareholders consent to, approve and adopt the Liquidation Preferences and the Shareholder True-Up; and

WHEREAS:

upon review of the Board’s recommendation, the Shareholders have determined that it is desirable and in the best interest of the Corporation and the Shareholders to consent to, authorize, ratify and approve the Merger, the Liquidation Preferences and the Shareholder True-Up and adopt the Transaction Agreement and the other Merger Documents and to consummate the transactions contemplated thereby (including the Merger Transactions) and for the Corporation to execute and perform the obligations contained in the Transaction Agreement and other Merger Documents.

RESOLVED:

The Shareholders hereby consent to, authorize, ratify, and approve the Merger and adopt the Transaction Agreement in the form filed with the U.S. Securities and Exchange Commission (the “SEC”) as an exhibit to the Corporation’s registration statement on Form S-4 that is declared effective by the SEC (the “S-4) or, if after the S-4 is declared effective by the SEC, in the final form as presented to the Shareholders not later than the time of execution and delivery, and all of the transactions contemplated thereby (including the Merger Transactions), and, in connection with such approval, consent to the taking by the Corporation of all other actions necessary or appropriate to give effect to the foregoing.

RESOLVED:

The Liquidation Preference and the Shareholder True-Up and the execution and performance of the terms and obligations necessary to effect the Liquidation Preference and the Shareholder True-Up are each hereby consented to, authorized, approved, ratified and adopted in all respects.

RESOLVED:

The Corporation be, and hereby is, authorized and empowered to execute and deliver each of the agreements, instruments and other documents necessary to consummate and perform the Liquidation Preference and Shareholder True-Up and the other transactions incident thereto and to do all other acts and things as may be necessary or desirable for the purposes aforesaid.

RESOLVED:

The officers of the Corporation (the “Authorized Persons”) are each hereby authorized and empowered in the name of and on behalf of the Corporation to take any and all actions as may be necessary or appropriate to perform in full all of the obligations of the Corporation under the Transaction Agreement and effect the Merger, including, without limitation, to execute and deliver the Merger Documents, each in the form filed with the SEC as an exhibit to the Corporation’s registration statement on the S-4 that is declared effective by the SEC or, if after the S-4 is declared effective by the SEC, in the final form as presented to the Shareholders not later than the time of execution and delivery, to execute and file or cause or be filed a certificate of merger with the California Secretary of State, and to take all other actions as they deem necessary or appropriate in good faith and in accordance with their fiduciary duties to effectuate the intent of these resolutions, the Transaction Agreement and the Merger Transactions.

Approval of Ancillary Agreements and Ancillary Transactions:

WHEREAS:	in connection with the Merger Transactions, the Corporation and certain other persons will be or are already party to certain ancillary agreements, instruments and other documents, including (i) an Investor Rights Agreement by and among the Company, the Sponsor, and the other parties thereto, (ii) a Company Support Agreement dated as of February 3, 2021 among Parent, the Corporation, Bespoke Sponsor Capital LP (the “Sponsor”), the shareholders of the Corporation signatory thereto and other parties thereto (the “Company Support Agreement”), (iii) a Founder Support Agreement dated as of February 3, 2021 among the Parent, the Corporation and Sponsor, (iv) an Adjustment Escrow and Exchange Agent Agreement and (v) other ancillary documents to be entered into in connection with the transactions contemplated thereby (the documents referred to in clauses (i)—(v) being, collectively, the “Ancillary Agreements” and entry into  the Ancillary Agreements and performance of the transactions contemplated thereby being the “Ancillary Transactions”);

WHEREAS:

in connection with the Ancillary Transactions, drafts of the Ancillary Agreements have been provided to, reviewed carefully, and considered in detail by the Board, and the Board has consulted with management and the Corporation’s financial and legal advisors with respect to them;

WHEREAS:

the Board  has deemed it desirable and in the best interest of the Corporation and its shareholders to ratify, adopt, authorize and approve the Ancillary Agreements and consummate the Ancillary Transactions, and the Board has recommended that the Shareholders approve, authorize, ratify and adopt the Ancillary Agreements and Ancillary Transactions; and

WHEREAS:

upon review of the Board’s recommendation, the Shareholders have each reviewed and each determined that it is desirable and in the best interest of the Corporation and the Shareholders to approve, authorize, ratify and adopt the Ancillary Transactions and for the Corporation to enter into the Ancillary Documents, each in the form filed with the SEC as an exhibit to the S-4 or, if after the S-4 is declared effective by the SEC, in the final form as presented to the Shareholders not later than the time of execution and delivery, and any other agreements, instruments and other documents contemplated thereunder.

RESOLVED:

The Ancillary Documents, each in the form filed with the SEC as an exhibit to the S-4 or, if after the S-4 is declared effective by the SEC, in the final form as presented to the Shareholders not later than the time of execution and delivery, and the entry by the Corporation into such documents, and the consummation of the Ancillary Transactions contemplated by the Ancillary Documents and the performance by the Corporation of its obligations thereunder, are each hereby approved, authorized, ratified and adopted in all respects.

RESOLVED:

The Authorized Persons be, and each hereby is, authorized and empowered in the name of and on behalf of the Corporation to execute and deliver each of the Ancillary Documents, each in the form filed with the SEC as an exhibit to the S-4 or, if after the S-4 is declared effective by the SEC, in the final form as presented to the Shareholders not later than the time of execution and delivery, to take any and all actions as may be necessary or appropriate to perform in full all of the obligations of the Corporation under the Ancillary Documents and to do all other acts and things as they deem to be necessary or appropriate in good faith and in accordance with their fiduciary duties to effect the intent of these resolutions.

Termination of Shareholders’ Agreement:

WHEREAS:

the Corporation is party with its Shareholders to a certain Shareholders’ Agreement dated as of April 4, 2018, as amended by that certain Amendment to Shareholders’ Agreement dated as of February 1, 2021 (the “Shareholders’ Agreement”);

WHEREAS:

pursuant to Section 15.2 of the Shareholders’ Agreement, the Shareholders’ Agreement may be terminated upon (a) the mutual agreement of the holders of at least fifty percent of the issued and outstanding Series A Stock and the holders of at least fifty percent of the issued and outstanding Series B Stock (including the affirmative vote of TGAM) or (b) the consummation of a Sale of the Company (as defined in the Shareholders’ Agreement);

WHEREAS:

the Board has determined that it is desirable and in the best interest of the Corporation and its Shareholders, and has recommended, effective upon the Effective Time (as defined in the Transaction Agreement) or receipt of each Shareholder’s portion of the Transaction Consideration, whichever is later, that each Shareholder consent to and otherwise acknowledge and agree to terminate the Shareholders’ Agreement;

WHEREAS:

notwithstanding the provisions of or rights provided in the Shareholders’ Agreement to the contrary, upon the recommendation of the Board, the Shareholders believe it is desirable and in the best interest of the Corporation and the Shareholders to terminate the Shareholders’ Agreement, with such termination to be effective upon the Effective Time or receipt of each Shareholder’s portion of the Transaction Consideration, whichever is later;

WHEREAS:

upon the recommendation of the Board, the Shareholders, effective upon the Effective Time or receipt of each Shareholder’s portion of the Transaction Consideration, whichever is later, desire to acknowledge and agree that (a) neither the Shareholders nor the Corporation shall be entitled to any rights, claims, compensation, or obligations from or against any of them, arising now or in the future; (b) all obligations of the Shareholders and the Corporation to one another are irrevocably released and waived; and (c) the Shareholders and Corporation each hereby irrevocably waive and release any rights, liabilities, obligations, or claims that any of them may have against any of the others; in each case under or with regard to the Shareholders’ Agreement (collectively, the “Shareholder Releases”); and

WHEREAS:

the Shareholder Releases shall be conditioned upon the consummation of the Merger Transactions (including the Merger) and effective solely upon the Effective Time or receipt of each Shareholder’s portion of the Transaction Consideration, whichever is later, and, if the Merger Transactions fail to occur, then all Shareholder Releases granted by these resolutions shall be deemed null and void ab initio.

RESOLVED:

Conditioned upon the consummation of the Merger Transactions (including the Merger), and effective solely upon the Effective Time or receipt of each Shareholder’s portion of the Transaction Consideration, whichever is later, the Shareholders’ Agreement shall be terminated without any further action by the Shareholders or the Corporation, and this Written Consent, signed in counterparts, shall serve as conclusive evidence of the termination of the Shareholders’ Agreement as of the Effective Time or receipt of each Shareholder’s portion of the Transaction Consideration, whichever is later.

RESOLVED:

This Written Consent, signed in counterparts, shall serve as conclusive evidence of the Shareholder Releases as of the Effective Time or receipt of each Shareholder’s portion of the Transaction Consideration, whichever is later, and each Shareholder Release shall be enforceable against all parties to the Shareholders’ Agreement following such effectiveness of the Shareholder Releases.

RESOLVED:

The termination of the Shareholders’ Agreement and grant of the Shareholder Releases as each are provided hereunder are each conditioned upon the consummation of the Merger Transactions (including the Merger) and effective solely upon the Effective Time or receipt of each Shareholder’s portion of the Transaction Consideration, whichever is later, and, if the Merger Transactions fail to occur (e.g., if the Transaction Agreement is terminated or the Closing (as defined therein) does not otherwise occur), then the Shareholders’ Agreement shall not be terminated and all Shareholder Releases granted by these resolutions shall be deemed null and void ab initio without the need for any further action by any party.

RESOLVED:

The Authorized Persons are each hereby authorized and empowered in the name of and on behalf of the Corporation to finalize the terms and provisions of and to execute and deliver any documents necessary to terminate the Shareholders’ Agreement and consummate the Shareholder Releases, each in such form and substance as may, in the good faith judgment of any Authorized Person and in accordance with the fiduciary duties of such Authorized Person executing and delivering any such document, be necessary or appropriate (such judgment, and the approval of the Corporation, being conclusively evidenced by such execution and delivery) and to perform or direct others to perform the Corporation’s obligations under such documents.

General Authority:

RESOLVED:

All acts and deeds of any Authorized Person taken prior to the date hereof to carry out the intent and accomplish the purposes of the foregoing resolutions are hereby approved, adopted, ratified and confirmed in all respects as the acts and deeds of the Corporation.

RESOLVED:

This consent of the Shareholders may be executed in one or more counterparts and may be delivered by facsimile or electronic signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Shareholders have signed this Written Consent as of the date first written above.

CASING & CO. F/B/O WASATCH MICROCAP FUND

By:
Name:	Dan Thurber
Title:	General Counsel of Wasatch Global Investors, the investment advisor to the Wasatch Microcap Fund

MARITAL TRUST D UNDER THE LESLIE G. RUDD LIVING TRUST U/A/D 3/31/1999, AS AMENDED

By:
Name:	Darrell D. Swank
Title:	Trustee

By:
Name:	Steven Kay
Title:	Trustee

SLR NON-EXEMPT TRUST UAD 4/21/2018

By:
Name:	Darrell D. Swank
Title:	Trustee

By:
Name:	Steven Kay
Title:	Trustee

By:
Name:	Patrick A. Roney
Title:	Trustee

PATRICK A. RONEY AND LAURA G. RONEY TRUST

By:
Name:	Patrick A. Roney
Title:	Trustee

By:
Name:	Laura G. Roney
Title:	Trustee

SEAN RONEY

By:
Name:	Sean Roney

SONOMA BRANDS II, L.P.

By:	Sonoma Brands II GP, LLC, its general partner

By:	Sonoma Brands Partners II, LLC, its managing member

By:
Name:	Jonathan Sebastiani
Title:	Managing Member

SONOMA BRANDS II SELECT, L.P.

By:	Sonoma Brands II GP, LLC, its general partner

By:	Sonoma Brands Partners II, LLC, its managing member

By:
Name:	Jonathan Sebastiani
Title:	Managing Member

SONOMA BRANDS VWE CO-INVEST, L.P.

By:	Sonoma Brands II GP, LLC, its general partner

By:	Sonoma Brands Partners II, LLC, its managing member

By:
Name:	Jonathan Sebastiani
Title:	Managing Member

TGAM AGRIBUSINESS FUND HOLDINGS LP

By:	TGAM Agribusiness Fund GP LLC, its General Partner
By: AGR Partners LLC, its Sole Member

By:
Ejnar Knudsen
President and Chief Executive Officer

LINDA BUTLER

By:
Name:	Linda Butler

RON COLEMAN

By:
Name:	Ron Coleman

VICKI DAIGNEAULT

By:
Name:	Vicki Daigneault

MARCO DIGIULIO

By:
Name:	Marco Digiulio

MICHELL RUGGIRELLO

By:
Name:	Michell Ruggirello

ANNE STEWART

By:
Name:	Anne Stewart

CHUCK SWEENEY

By:
Name:	Chuck Sweeney

NELL SWEENEY

By:
Name:	Nell Sweeney